UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 19, 2015

COLUMBIA SPORTSWEAR COMPANY

(Exact name of registrant as specified in its charter)

Oregon	000-23939	93-0498284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14375 Northwest Science Park Drive

Portland, Oregon 97229

(Address of principal executive offices) (Zip code)

(503) 985-4000

(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)	The Columbia Sportswear Company’s Annual Meeting of Shareholders was held on May 19, 2015 (the "Meeting").
(b)

Three matters, which are more fully described in the Company's definitive proxy statement filed with the Securities and Exchange Commission, were submitted to a vote of security holders at the Meeting:

1.	To elect directors for the next year;
2.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2015; and
3.	To approve, by non-binding vote, executive compensation.

At the Meeting, 69,037,363 shares of common stock were represented in person or proxy, which constituted 98.07 percent of the 70,391,936 shares of the Company outstanding and entitled to vote at the Meeting as of March 25, 2015, the record date of the Meeting, and a quorum.  Each share was entitled to one vote at the Meeting.

1.	Election of Directors. All of the following directors were elected at the Meeting by the votes cast as follows:

	Votes For	Votes Against or Withheld	Broker Non-Votes
Gertrude Boyle	53,115,516	13,725,602	2,196,245
Timothy P. Boyle	66,382,191	458,927	2,196,245
Sarah A. Bany	66,714,230	126,888	2,196,245
Murrey R. Albers	66,715,131	125,987	2,196,245
Stephen E. Babson	65,168,156	1,672,962	2,196,245
Andy D. Bryant	66,795,012	46,106	2,196,245
Edward S. George	66,713,555	127,563	2,196,245
Walter T. Klenz	66,714,771	126,347	2,196,245
Ronald E. Nelson	66,794,696	46,422	2,196,245
John W. Stanton	66,714,771	126,347	2,196,245
Malia H. Wasson	66,798,783	42,335	2,196,245

2.	Ratification of Auditors. The proposal to ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2015 was approved with the following votes:

For	Against	Abstentions
68,746,085	62,328	228,950

3.	Say on Pay. The proposal to approve, by non-binding vote, the Company’s executive compensation program, passed as management recommended with the following votes:

For	Against	Abstentions	Broker Non-Votes
66,668,650	138,376	34,092	2,196,245

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA SPORTSWEAR COMPANY

Dated: May 22, 2015	By:	/s/ PETER J. BRAGDON
Peter J. Bragdon
Executive Vice President, Chief Administrative Officer and General Counsel and Secretary